EXHIBIT 16
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ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants and Consultants
A California Limited Liability Partnership



October 16, 2002







Securities and Exchange Commission
Washington, D.C.


Re:      Signature Eyewear, Inc. and Subsidiary
         Commission File Number 000-23001


Dear Sir or Madam:

We have read the Form 8-K of Signature Eyewear, Inc. and Subsidiary dated October 15, 2002, and are in agreement with the statements contained therein.

Sincerely,

/s/ Altschuler, Melvoin and Glasser LLP of California